EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Angeion Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 333-102168 and 333-102171) on Form S-8 of Angeion Corporation of our reports dated January 27, 2003 relating to the consolidated balance sheets of Angeion Corporation and subsidiaries as of October 31, 2002 (successor company) and December 31, 2001 (predecessor company), and the related consolidated statements of operations, cash flows, and shareholders’ equity for the ten months ended October 31, 2002 and the year ended December 31, 2001, which reports are included in the October 31, 2002, Annual Report on Form 10-KSB of Angeion Corporation.

Our report refers to the Company’s adoption of the provisions of Statement of Position 90-7 for fresh-start reporting on October 31, 2002 and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.

/s/ KPMG LLP

Minneapolis, Minnesota

January 29, 2003